Exhibit 99.1

701-7 Koehler Avenue, Suite 7 - Ronkonkoma, NY 11779
(631) 981-9700 - www.lakeland.com

Lakeland Industries Improved Financial Position Leads to Amended Revolving Credit Line with Reduced Interest Rate

RONKONKOMA, NY -- April 2, 2015 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading global manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, today announced an amendment to its senior revolving credit facility with AloStar Bank of Commerce. The amended terms include a 200 basis point reduction in interest rate with a new floor lowered to 4.25% and a term extension by one year to June 28, 2017. Maximum borrowing capacity under the amended revolving credit facility remains $15 million.

Christopher J. Ryan, President and Chief Executive Officer of Lakeland Industries, commented, “Reflecting Lakeland’s improving operational performance and successful financing strategies, at January 31, 2015, the end of the Company’s 2015 fiscal year, the AloStar credit facility was reduced by 55% to $5.6 million from $12.4 million at January 31, 2014. The proceeds from the initial AloStar credit facility were used to fully repay the Company’s former financing facility with TD Bank, N.A. which was approximately $13.7 million at June 30, 2013. We appreciate the relationship we have enjoyed with our trusted lenders in AloStar, who supported us at the commencement of our turnaround efforts and are now benefiting from the resurgence in our business as our credit profile has markedly improved.”

About Lakeland Industries, Inc.:

Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:
Lakeland Industries	Darrow Associates
631-981-9700	631-367-1866
Christopher Ryan, CJRyan@lakeland.com	Jordan Darrow, jdarrow@darrowir.com
Gary Pokrassa, GAPokrassa@lakeland.com

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.